Exhibit 5.1

750 E. PRATT STREET SUITE 900 BALTIMORE, MD 21202 T 410.244.7400 F 410.244.7742 www.Venable.com

April 30, 2025

KKR Real Estate Finance Trust Inc.
30 Hudson Yards, Suite 7500
New York, New York 10001

Re:  Registration Statement on Form S-3

Ladies and Gentlemen:

We have served as Maryland counsel to KKR Real Estate Finance Trust Inc., a Maryland corporation (the “Company”), in connection with certain matters of Maryland law arising out of the registration of the following securities having an aggregate initial offering price of up to $750,000,000 (collectively, the “Securities”): (a) shares of Common Stock, $0.01 par value per share, of the Company (“Common Stock”); (b) shares of Preferred Stock, $0.01 par value per share, of the Company (“Preferred Stock”); (c) depositary shares representing shares of Preferred Stock (“Depositary Shares”); (d) debt securities (“Debt Securities”); (e) warrants to purchase shares of Common Stock or Preferred Stock or Debt Securities (“Warrants”); (f) subscription rights to purchase shares of Common Stock or Preferred Stock or Debt Securities (“Rights”); (g) purchase contracts (“Purchase Contracts”); and (h) units comprised of any combination of the foregoing Securities (“Units”), covered by the above-referenced Registration Statement, and all amendments thereto (the “Registration Statement”), filed by the Company with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Securities Act”).

In connection with our representation of the Company, and as a basis for the opinion hereinafter set forth, we have examined originals, or copies certified or otherwise identified to our satisfaction, of the following documents (collectively, the “Documents”):

1.          The Registration Statement and the related form of prospectus included therein, substantially in the form in which it was transmitted to the Commission for filing under the Securities Act;

2.          The charter of the Company (the “Charter”), certified by the State Department of Assessments and Taxation of Maryland (the “SDAT”);

3.          The Amended and Restated Bylaws of the Company (the “Bylaws”), certified as of the date hereof by an officer of the Company;

4.          A certificate of the SDAT as to the good standing of the Company, dated as of a recent date;

KKR Real Estate Finance Trust Inc.
April 30, 2025

5.          Resolutions adopted by the Board of Directors of the Company (the “Board”) relating to, among other matters, the registration and issuance of the Securities (the “Resolutions”), certified as of the date hereof by an officer of the Company;

6.          A certificate executed by an officer of the Company, dated as of the date hereof; and

7.          Such other documents and matters as we have deemed necessary or appropriate to express the opinion set forth below, subject to the assumptions, limitations and qualifications stated herein.

In expressing the opinion set forth below, we have assumed the following:

1.          Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

2.          Each individual executing any of the Documents on behalf of a party (other than the Company) is duly authorized to do so.

3.          Each of the parties (other than the Company) executing any of the Documents has duly and validly executed and delivered each of the Documents to which such party is a signatory, and such party’s obligations set forth therein are legal, valid and binding and are enforceable in accordance with all stated terms.

4.          All Documents submitted to us as originals are authentic.  The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Documents as executed and delivered.  All Documents submitted to us as certified or photostatic copies conform to the original documents.  All signatures on all Documents are genuine.  All public records reviewed or relied upon by us or on our behalf are true and complete.  All representations, warranties, statements and information contained in the Documents are true and complete.  There has been no oral or written modification of or amendment to any of the Documents, and there has been no waiver of any provision of any of the Documents, by action or omission of the parties or otherwise.

5.          The issuance of, and certain terms of, the Securities to be issued by the Company from time to time will be authorized and approved by the Board, or a duly authorized committee thereof, in accordance with and not in violation of the Maryland General Corporation Law, the Charter, the Bylaws and the Resolutions and reflected, to the extent applicable, in appropriate governing documents (with such approvals referred to hereinafter as the “Corporate Proceedings”) prior to the issuance thereof.

6.          Articles Supplementary creating and designating the number of shares and the terms of any class or series of Preferred Stock to be issued by the Company will be filed with and accepted for record by the SDAT prior to the issuance of such shares of Preferred Stock, including any (a) shares of Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock and (b) shares of Preferred Stock represented by Depositary Shares.

KKR Real Estate Finance Trust Inc.
April 30, 2025

7.          Upon the issuance of any shares of Common Stock (including shares of Common Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Common Stock), the total number of shares of Common Stock issued and outstanding will not exceed the number of shares of Common Stock the Company is then authorized to issue under the Charter.

8.          Upon the issuance of any shares of Preferred Stock (including shares of Preferred Stock which may be issued upon conversion or exercise of any other Securities convertible into or exercisable for Preferred Stock and shares of Preferred Stock represented by Depositary Shares), the total number of shares of Preferred Stock issued and outstanding and the total number of issued and outstanding shares of the applicable class or series of Preferred Stock designated pursuant to the Charter, will not exceed the total number of shares of Preferred Stock and the total number of shares of such class or series of Preferred Stock the Company is then authorized to issue under the Charter.

9.          Any Securities convertible into or exercisable for any other Securities will be duly converted or exercised in accordance with their terms.

10.          None of the Securities will be issued, sold or transferred in violation of the restrictions on ownership and transfer set forth in Article VI of the Charter or any comparable provision in the Articles Supplementary classifying any class or series of Preferred Stock.

Based upon the foregoing, and subject to the assumptions, limitations and qualifications stated herein, it is our opinion that:

1.          The Company is a corporation, duly incorporated and existing under and by virtue of the laws of the State of Maryland and is in good standing with the SDAT.

2.          Upon the completion of all Corporate Proceedings relating to Securities that are Common Stock, the shares of Common Stock will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

3.          Upon the completion of all Corporate Proceedings relating to Securities that are Preferred Stock, the shares of Preferred Stock will be duly authorized for issuance and, when and if issued and delivered against payment therefor and otherwise in accordance with the Charter, the Bylaws, the Resolutions and the Corporate Proceedings, will be validly issued, fully paid and nonassessable.

KKR Real Estate Finance Trust Inc.
April 30, 2025

4.          Upon the completion of all Corporate Proceedings relating to Securities that are Depositary Shares, the issuance of the Depositary Shares will be duly authorized.

5.          Upon the completion of all Corporate Proceedings relating to Securities that are Debt Securities, the issuance of the Debt Securities will be duly authorized.

6.          Upon the completion of all Corporate Proceedings relating to Securities that are Warrants, the issuance of the Warrants will be duly authorized.

7.          Upon the completion of all Corporate Proceedings relating to Securities that are Rights, the issuance of the Rights will be duly authorized.

8.          Upon the completion of all Corporate Proceedings relating to Securities that are Purchase Contracts, the issuance of the Purchase Contracts will be duly authorized.

9.          Upon the completion of all Corporate Proceedings relating to Securities that are Units, the issuance of the Units will be duly authorized.

The foregoing opinion is limited to the laws of the State of Maryland and we do not express any opinion herein concerning any other law.  We express no opinion as to the applicability or effect of federal or state securities laws, including the securities laws of the State of Maryland, federal or state laws regarding fraudulent transfers or the laws, codes or regulations of any municipality or other local jurisdiction.  To the extent that any matter as to which our opinion is expressed herein would be governed by the laws of any jurisdiction other than the State of Maryland, we do not express any opinion on such matter.  The opinion expressed herein is subject to the effect of any judicial decision which may permit the introduction of parol evidence to modify the terms or the interpretation of agreements.

The opinion expressed herein is limited to the matters specifically set forth herein and no other opinion shall be inferred beyond the matters expressly stated.  We assume no obligation to supplement this opinion if any applicable law changes after the date hereof or if we become aware of any fact that might change the opinion expressed herein after the date hereof.

This opinion is being furnished to you for submission to the Commission as an exhibit to the Registration Statement.  We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of the name of our firm therein.  In giving this consent, we do not admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act.

Very truly yours,

/s/ Venable LLP